                          AMENDED AND RESTATED
                             AWARD AGREEMENT
                             ---------------

      THIS AMENDED AND RESTATED AWARD AGREEMENT (the "Agreement") is entered into as of the 16th day of September 1997 (hereinafter referred to as the "Date of Grant"), as amended as of the 6th day of April 1998, by and between CLIF MITCHELL (the "Optionee") and LINCOLN HERITAGE CORPORATION, a Texas corporation (f/k/a National Prearranged Services of Texas, Inc., the "Company").

      WHEREAS, the Company is the parent corporation of Memorial Service Life Insurance Company, Inc., a Texas corporation ("Memorial"), which owns Lincoln Memorial Life Insurance Company, Inc., a Texas corporation ("Lincoln"); and

      WHEREAS, the Optionee's services are important to the future growth of the Company, Memorial and Lincoln through the acquisition of other insurance companies and blocks of policies and annuities; and

      WHEREAS, pursuant to the terms of that certain Memorandum of Understanding dated September 16, 1997, by and among the Company, Nicholas Powling and the Optionee (the "Memorandum of Understanding"), the Company granted to the Optionee, effective as of January 1, 1997, certain incentives in the form of stock options to acquire shares of common stock, $0.01 par value, of the Company (the "Common Stock"); and

      WHEREAS, the Company currently is proposing to effect an initial public offering of the Common Stock and, in connection therewith, has taken certain corporate actions that affect the terms of the Memorandum of Understanding; and

      WHEREAS, the Company has adopted the Lincoln Heritage Corporation 1998 Long-Term Incentive Plan (the "Plan"), which Plan is incorporated by reference and made a part of this Agreement; and

      WHEREAS, based upon the foregoing, the Company believes that it is in the best interests of each of the Company and the Optionee to amend and restate the Memorandum of Understanding.

      NOW, THEREFORE, in consideration of the mutual covenants of the parties and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


      1.    Grant of Option.  The Company hereby reconfirms the grant to the
            ---------------
Optionee the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, up to 400,000 shares (the "Option Shares") of Common Stock. The purchase price of the Option Shares shall be $3.75 per share (the "Exercise Price"), subject to adjustments as herein provided. This Option is intended to be treated as a Non-Qualified Stock Option. Unless otherwise provided herein, capitalized terms shall have the meanings ascribed to such terms in the Plan.

      2.    Vesting.  Subject to the provisions of Paragraph 4 hereof, the
            -------
Option will vest and become exercisable during the period Optionee is continuously employed by the Company or any of its subsidiaries, on a cumulative basis with respect to the Option Shares, as follows: (i) the Option shall become exercisable with respect to ten percent (10%) of the Option Shares on April 6,

1998; (ii) the Option shall become exercisable with respect to an additional ten percent (10%) of the Option Shares on April 6, 1999; (iii) the Option shall become exercisable with respect to an additional ten percent (10%) of the Option Shares on April 6, 2000; (iv) the Option shall become exercisable with respect to an additional ten percent (10%) of the Option Shares on April 6, 2001; and (v) the Option shall become exercisable with respect to the remaining sixty percent (60%) of the Option Shares on April 7, 2002. Notwithstanding the foregoing, all Options granted hereunder shall vest immediately upon a "Change in Control" of the Company.

      3.    Exercise of Option.
            ------------------

      (a) Subject to the provisions of Paragraph 4 hereof, the Option will remain exercisable until the earlier of (i) 30 days following the termination of the Optionee's employment with the Company or its subsidiaries by the Company for "cause" (as defined in subparagraph 3(e) hereof and other than by reason of a termination in Paragraph
   4) or a Deemed Exercise (as defined in Paragraph 4 hereof) or (ii) the tenth (10th) anniversary of the Date of Grant (the "Expiration Date"); provided, however, in no event shall this Option be exercisable after the tenth (10th) anniversary of the Date of Grant. This Option may be exercised with respect to whole Option Shares only.

      (b) To the extent then vested as set forth in Paragraph 2 above, this Option may be exercised by delivering to the Company at its principal executive office written notice of intent to so exercise. Such notice shall specify the number of Option Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price and any applicable taxes or like requirements pursuant to Paragraph 10 hereof. Such payment shall be made in cash or by certified check, bank draft or postal or express money order payable to the order of the Company, or in whole or in part in Common Stock, valued at Fair Market Value (which Common Stock must have been owned by the Optionee for at least 180 days).

      (c) Notwithstanding any other provision of the Plan or this Agreement to the contrary, this Option may not be exercised prior to the completion of any registration or qualification of the shares of Common Stock to be received upon exercise of the Option under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall with reasonable discretion determine to be necessary or advisable.

      (d) Upon the valid exercise of the Option as to any of the shares of Common Stock subject thereto, the Secretary of the Company or the Company's transfer agent shall issue a certificate in the Optionee's name for such shares of Common Stock. However, the Company shall not be liable to the Optionee for damages relating to any reasonable delays in issuing such certificate to the Optionee, any loss of the certificate or any mistakes or errors in the issuance of the certificate itself.

      (e) "Cause" shall mean termination based upon: (i) the Optionee's failure to perform substantially his duties with the Company (other than as a result of incapacity due to physical or mental condition) after a demand for substantial performance is delivered to him by the Chairman of the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which specifically identifies the manner in which Optionee has not substantially performed his duties; (ii) the Optionee's willful commission of misconduct which is injurious to the Company, monetarily or otherwise; or (iii) the Optionee's material breach of any provisions of this Agreement. Notwithstanding the foregoing, the Optionee shall not be deemed to have been terminated for cause unless and until: (i) he receives written notice of termination from the Chairman of the Compensation Committee of the Board; (ii) he is given the opportunity, with

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
   counsel, to be heard before the Board; and (iii) the Board finds, in its good faith opinion, that the Optionee was guilty of the conduct set forth in said notice of termination.


      4.    Exercisability Upon Change in Control of the Company or Death,
            --------------------------------------------------------------
Retirement or Termination of Employment.  Notwithstanding any other provision
---------------------------------------
of this Agreement to the contrary, prior to full vesting, if the Optionee dies, is permanently disabled or if the Optionee's employment with the Company and its subsidiaries is terminated by the Company without cause (as cause is defined in subparagraph 3(e)), the Option shall be deemed to have become vested on January 1 of each year from January 1, 1998 through January 1, 2002 at the rate shown on the following schedule:

      Vesting Date                  Percentage of Option Shares Vested
      ------------                  ----------------------------------
      January 1, 1998                           20%
      January 1, 1999                           20%
      January 1, 2000                           20%
      January 1, 2001                           20%
      January 1, 2002                           20%

To the extent so vested prior to the date of termination, this Option shall continue to be exercisable according to the provisions of Paragraphs 2 and 3 hereof; provided, however, that in the event of a Change in Control during the term hereof, any outstanding Option held by the Optionee shall become immediately and fully exercisable or payable according to the following terms:

      (a) The Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise terminate in accordance with its terms.

      (b) During the six-month and seven-day period from and after a Change in Control (the "Exercise Period"), the Optionee shall have the right, in lieu of the payment of the Exercise Price per share of Common Stock being purchased under the Option and by giving notice to the Committee, to elect to receive cash, within the Exercise Period, in lieu of exercise thereof (a "Deemed Exercise"), provided that if the Optionee is a Reporting Person, either (i) the Option grant was approved by the Board or the Committee or (ii) more than six (6) months have elapsed from the grant thereof, to surrender all or part of the Option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change in Control Price (as hereinafter defined) per share of Common Stock on the date of such election shall exceed the Exercise Price per share of Common Stock under the Option multiplied by the number of shares of Common Stock granted under the Option as to which the right granted under this subparagraph 4(b) shall have been exercised. Change in Control Price shall mean the higher of (i) (A) for any period during which Common Stock shall be listed for trading on a national securities exchange, the highest closing price per share of Common Stock on such exchange as of the close of such trading day,
   (B) for any period during which Common Stock shall not be listed for trading on a national securities exchange, but when Common Stock shall be authorized as a Nasdaq National Market security, the highest price per share as quoted by the Nasdaq, (C) for any period during which Common Stock shall not be listed for trading on a national securities exchange or authorized as a Nasdaq National Market security, but when Common Stock shall be authorized as a Nasdaq SmallCap Market security, the highest average of the high bid and low asked prices as reported by the Nasdaq or (D) the highest market price per share of Common Stock as determined by a nationally recognized investment banking firm selected by the Committee in the event neither (A), (B) nor (C) above shall be applicable, in each case during the 60-day period prior to and ending on

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
   the date of the Change in Control, and (ii) if the Change in Control is the result of a transaction or series of transactions described in clauses (i), (iii), (iv) or (v) of the definition of "Change in Control" in the Plan, the highest price per share of Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of Common Stock as reflected in a Schedule 13D by the person having made the acquisition).

      5.    No Right to Continued Employment.  This Option shall not confer
            --------------------------------
on the Optionee any right to continue serving as an employee of the Company or any subsidiary thereof nor shall this Agreement limit in any way the Company's or any subsidiary's right to terminate or change the terms of the Optionee's employment.

      6.    Transferability.  Except as required by law or for transfers to a
            ---------------
Permitted Transferee, this Option is not transferable or assignable by an Optionee other than by will or the laws of descent and distribution. Unless otherwise provided by the Board or the Committee, during the Optionee's lifetime, the Option shall be exercisable only by the Optionee or a Permitted Transferee, as the case may be.

      7.    Death of Optionee.  Following the death of the Optionee, this
            -----------------
Option shall be exercisable to the extent provided in Paragraph 4 by the Optionee's executor or administrator, or a Permitted Transferee, as the case may be, or the person or persons to whom the Optionee's rights under this Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

      8.    Adjustments Upon Changes in Capitalization, Etc.  In the event of
            -----------------------------------------------
the payment of a stock dividend, a split-up or consolidation of shares, or any like capital adjustment of the Company occurring after April 6, 1998, then to the extent the Option hereunder remains outstanding and unexercised, there shall be a corresponding adjustment as to the number of shares covered under this Option, and in the Exercise Price per share, to the end that the Optionee shall retain a proportionate interest without change in the total Exercise Price under this Option.

        9.    Forfeiture of Option.  The Optionee shall forfeit all unexercised
              --------------------
Options if he competes with the business of the Company or any subsidiary of the Company, engages in any activity adverse to the best interests of the Company or any subsidiary of the Company or uses any of the trade secrets or confidential information of the Company or any subsidiary of the Company. The non-competition restriction contained in this Paragraph 9 may be waived by the Company in writing as to delineated services rendered by the Optionee to certain specified individuals and/or entities.

      10.   Withholding.  The Optionee agrees to make appropriate
            -----------
arrangements with the Company for satisfaction of any applicable Federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of the Option of all such taxes and requirements.

      11.   Securities Laws; Legend on Certificates.  Upon the acquisition of
            ---------------------------------------
any shares of Common Stock pursuant to the exercise of this Option, the Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement. The certificates representing the shares of Common

Stock purchased by exercise of this Option may be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company may reflect stop-transfer instructions with respect to such shares of Common Stock.

      12.   Notices.  Any notice necessary under this Agreement shall be
            -------
addressed (a) to the Company in care of its Secretary at the principal executive office of the Company in Austin, Texas, (b) to the Optionee at the address appearing in the personnel records of the Company for such Optionee or (c) to either party at such other address as either party hereto may hereafter designate in writing to the other. A notice shall be deemed to have been given (i) as of the day when the notice is personally delivered,
(ii) three days after being deposited with the United States mail properly addressed, (iii) the next day after being delivered during business hours to said overnight delivery service for next day delivery, properly addressed and prior to such delivery service's cutoff time for next day delivery, or (iv) the day when receipt of the telecopy is confirmed, as the case may be.

      13.   Choice of Law.  The interpretation, performance and the
            -------------
enforcement of this Agreement shall be governed by the laws of the State of Texas.

      14.   Amendment of Agreement. No waiver, modification or amendment of
            ----------------------
any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the parties hereto.

      15.   Severability.  If any provision of this Agreement is hold by a
            ------------
court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect to the greatest extent possible and without being impaired or invalidated in any way.

      16.   Amended and Restated Award Agreement.  This Agreement shall
            ------------------------------------
supersede and replace the Memorandum of Understanding, which shall be of no further force and effect, including, by way of example only and not by way of limitation, Paragraph 2 of the Memorandum of Understanding, which paragraph granted to the Optionee the right to "put" the Shares to the Company in certain circumstances.

      17.   Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the date and year first above written.

                        LINCOLN HERITAGE CORPORATION


                        By:/s/ Nicholas Powling
                           -----------------------------------------------
                        Name:  Nicholas Powling
                        Title: President and Chief Executive Officer




                        OPTIONEE:



                        /s/ Clif Mitchell
                        --------------------------------------------------
                        Clif Mitchell



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